Exhibit 99.1

Financial Statements and Supplemental Schedules

Robbins & Myers, Inc. Employee Savings Plan
December 31, 2004 and 2003 and Year Ended December 31, 2004
With Report of Independent Auditors

Robbins & Myers, Inc. Employee Savings Plan

Financial Statements and Supplemental Schedules

December 31, 2004 and 2003 and Year Ended December 31, 2004

Report of Independent Registered Public Accounting Firm

The Corporate Benefits Committee
Robbins & Myers, Inc. Employee Savings Plan

We have audited the accompanying statements of net assets available for benefits of the Robbins & Myers, Inc. Employee Savings Plan as of December 31, 2004 and 2003 and the related statement of changes in net assets available for benefits for the year ended December 31, 2004. These financial statements are the responsibility of the Plan’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Plan’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Plan’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan at December 31, 2004 and 2003, and the changes in its net assets available for benefits for the year ended December 31, 2004, in conformity with U.S. generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the financial statements taken as a whole. The accompanying supplemental schedule of assets (held at end of year) as of December 31, 2004, schedule of reportable transactions for the year then ended, and the schedule of delinquent participant contributions are presented for purposes of additional analysis and are not a required part of the financial statements but are supplementary information required by the Department of Labor’s Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. These supplemental schedules are the responsibility of the Plan’s management. The supplemental schedules have been subjected to the auditing procedures applied in our audits of the financial statements and, in our opinion, are fairly stated in all material respects in relation to the financial statements taken as a whole.

April 22, 2005	/s/ Ernst & Young LLP

Robbins & Myers, Inc. Employee Savings Plan

Statements of Net Assets Available for Benefits

	December 31
	2004	2003

Assets
Investments at fair value	$51,519,993	$45,182,900
Participant loans at estimated fair value	1,306,912	1,144,458

Total investments	52,826,905	46,327,358

Contributions receivable:
Employer	82,340	64,964
Employee	271,564	221,543

Total receivables	353,904	286,507

Net assets available for benefits	$53,180,809	$46,613,865

See accompanying notes.

Robbins & Myers, Inc.
Employee Savings Plan

Statement of Changes in Net Assets Available for Benefits

Year Ended December 31, 2004

Additions
Employee contributions	$2,855,112
Employer contributions	990,770
Rollovers	13,142
Dividend income - Robbins & Myers, Inc. common stock	65,571
Dividend and interest income	1,289,126
Net appreciation in fair value of investments	4,290,030
Other additions	5,680

Total additions	9,509,431

Deductions
Benefits paid directly to participants	2,942,487

Total deductions	2,942,487

Net increase	6,566,944

Net assets available for benefits, at beginning of year	46,613,865

Net assets available for benefits, at end of year	$53,180,809

See accompanying notes.

Robbins & Myers, Inc. Employee Savings Plan

Notes to Financial Statements

December 31, 2004

1. Description of the Plan

The following description of the Robbins & Myers, Inc. Employee Savings Plan (the Plan) provides only general information. Participants should refer to the Summary Plan Description for a more complete description of the Plan’s provisions.

General

The Plan is a defined contribution plan that covers employees of Robbins & Myers, Inc. (the Company) and its U.S. subsidiaries who are not covered by collective bargaining agreements. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

Contributions

Each year, participants can make contributions of between 1 percent and 12 percent of pretax annual compensation, as defined by the Plan. The Company contributes 50 percent of an employee’s annual contribution. Only the first 6 percent of an employee’s annual compensation is eligible for the employer’s match.

Participant Loans

Participants may borrow from their fund accounts a maximum of the lesser of 50% of their vested account balance or $50,000 reduced by the outstanding balance of loans from the Plan on the date the loan is made or by the highest outstanding loan balance in their account during the prior twelve month period. All loans must be repaid in level payments on at least a quarterly basis over a five-year period except if the loan is for the purchase of a primary residence. The loans are secured by the balance in the participant’s account and bear interest at a rate commensurate with local prevailing rates.

Robbins & Myers, Inc. Employee Savings Plan

Notes to Financial Statements (continued)

1. Description of the Plan (continued)

Distributions

Distributions of vested balances are available upon termination, retirement after attaining age sixty-five, death, or permanent and total disability. Distributions are made in lump sum payments.

Withdrawals

Approval of voluntary hardship withdrawals are subject to the determination that an immediate and substantial financial need exists for medical, educational, home purchase, or other emergencies which cannot be reasonably satisfied by other means.

Vesting

Participants are immediately vested in their contributions and any earnings on these contributions. Matching contributions made by the Company become vested as follows:

Vesting
Years of Vesting Service	Percentage

Less than 1 year	0%
1 year but less than 2 years	34%
2 years but less than 3 years	67%
3 years or more	100%

Participant Accounts

Each participant’s account is credited with the participant’s contribution and allocation of (a) the Company’s contribution and (b) Plan earnings. Participant’s direct the investment of their contributions and earnings thereon between the investment options provided by the Plan. Company contributions are invested in the Company’s common stock. Forfeited balances of terminated participants’ non-vested accounts are used to reduce future Company contributions. The benefit to which a participant is entitled is the benefit that can be provided from the participant’s account.

Robbins & Myers, Inc. Employee Savings Plan

Notes to Financial Statements (continued)

1. Description of the Plan (continued)

Administrative Expenses

Brokerage fees and other direct costs of investment are paid by the fund to which the costs are attributable. All other expenses are paid by the Company.

Plan Termination

Although it has not expressed an intent to do so, the Company has the right to discontinue its contributions at any time and terminate the Plan subject to the provisions of ERISA. In the event of Plan termination, participants will become 100 percent vested in their balances.

Forfeited Accounts

At December 31, 2004, forfeited non-vested accounts totaled $107,583. These accounts will be used to reduce future employer contributions.

Plan Amendments

The Company amended the plan, effective for the 2003 plan year, to make revisions to the timing and form of distributions made, and adoption of required minimum distribution terms and certain definitions. The Plan was amended using the model amendment from IRS Revenue Procedure 2002-29 for purposes of complying with the applicable changes made by final Treasury Regulations issued under Section 401(a)(9) of the Internal Revenue Code.

Robbins & Myers, Inc. Employee Savings Plan

Notes to Financial Statements (continued)

2. Summary of Significant Accounting Policies

Basis of Accounting

The Plan’s financial statements are prepared on the accrual basis of accounting.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates that affect the amounts reported in the financial statements. Actual results could differ from those estimates.

Valuation of Investments

The Plan’s investments are stated at fair value. The shares of the common stock and the registered investment companies are valued at quoted market prices, which represent the net asset values of shares held by the Plan at year-end. The units of the common collective trust are based on quoted redemption values on the last business day of the Plan year. Participant loans are valued at their outstanding balances, which approximate fair value.

Purchases and sales of securities are recorded on a trade-date basis. Interest income is recorded on the accrual basis. Dividends are recorded on the ex-dividend date.

3. Income Tax Status

The Plan has received a determination letter from the Internal Revenue Service dated August 5, 2003, stating that the Plan is qualified under Section 401(a) of the Internal Revenue Code (the “Code”) and, therefore, the related trust is exempt from taxation. Subsequent to the issuance of this determination by the Internal Revenue Service, the Plan was amended (see Note 1). Once qualified, the Plan is required to operate in conformity with the Code to maintain its qualification. The Plan Administrator believes the Plan is being operated in compliance with the applicable requirements of the Code and, therefore, believes that the Plan, as amended and restated, is qualified and the related trust is tax exempt.

Robbins & Myers, Inc. Employee Savings Plan

Notes to Financial Statements (continued)

4. Investments

The fair value of individual investments that represent 5 percent or more of the Plan’s fair value of assets available for benefits as of December 31st is as follows:

	2004	2003

Robbins & Myers, Inc. common stock	$6,910,551	$5,714,444
The Vanguard Group, Inc.:
Shares of registered investment companies:
Wellington Fund	7,655,623	6,724,589
Windsor Fund	7,856,512	7,503,357
U.S. Growth Fund	3,158,984	3,312,441
Small Cap Index Fund	3,130,577	*
500 Index Fund	7,878,537	6,943,391
Shares of common/collective trust fund:
Retirement Savings Trust	8,784,066	8,082,775

*	Investment did not represent 5% of net assets available to the Plan on this date.

Robbins & Myers, Inc. Employee Savings Plan

Notes to Financial Statements (continued)

4. Investments (continued)

During the year ended December 31, 2004, the Plan’s investments (including investments purchased, sold and held during the year) appreciated (depreciated) in fair value as determined by quoted market price as follows:

Net realized and
unrealized
appreciation
(depreciation) in fair
value of investments
Robbins & Myers, Inc. common stock	$1,439,785

The Vanguard Group, Inc. (shares of registered investment companies):
Wellington Fund	$330,916
Windsor Fund	782,232
Windsor II Fund	309,921
U.S. Growth Fund	201,484
500 Index Fund	619,503
International Growth Fund	160,830
Small-Cap Index Fund	452,002
Total Bond Market Index Fund	(6,643)

Total shares of registered investment companies	$2,850,245

Robbins & Myers, Inc. Employee Savings Plan

Notes to Financial Statements (continued)

5. Nonparticipant-Directed Investments

Information about the net assets relating to the nonparticipant-directed investments as of December 31st is as follows:

	2004	2003

Assets
Robbins & Myers, Inc. common stock	$6,910,551	$5,714,444
Contributions receivable	82,340	64,964

	$6,992,891	$5,779,408

Information about the changes in net assets relating to the nonparticipant-directed investments for the year ended December 31, 2004 is as follows:

Additions
Contributions	$1,149,316
Loan repayments	140,944
Dividend and interest income	65,571
Net appreciation in the fair value of investments	1,439,785

$2,795,616

Deductions
Benefits paid directly to participants	432,907
Loan withdrawals	164,749
Interfund transfers out	984,477

$1,582,133

Net increase	$1,213,483
Net assets available for benefits, at beginning of year	5,779,408

Net assets available for benefits, at end of year	$6,992,891

6. Transactions with Related Parties

As of December 31, 2004 and 2003, the Plan held 289,994 and 300,919 shares, respectively, of Robbins & Myers, Inc. common stock in a company stock fund. During 2004, shares were purchased at a total cost of $1,539,253 and shares were sold at a total selling price of $1,782,919.

Robbins & Myers, Inc. Employee Savings Plan

Notes to Financial Statements (continued)

7. Differences Between Financial Statements and Form 5500

The following is a reconciliation of net assets available for benefits per the financial statements to the Form 5500:

	December 31
	2004	2003

Net assets available for benefits per the financial statements	$53,180,809	$46,613,865
Amounts allocated to withdrawn participants	(30,000)	—

Net assets available for benefits per the Form 5500	$53,150,809	$46,613,865

The following is a reconciliation of benefits paid to participants per the financial statements to the Form 5500:

Year Ended
December 31,
2004
Benefits paid to participants per the financial statements	$2,942,487
Add: Amounts allocated on Form 5500 to withdrawn participants at December 31, 2004	30,000

Benefits paid to participants per the Form 5500	$2,972,487

Amounts allocated to withdrawn participants are recorded on the Form 5500 as deemed distributions.

Supplemental Schedules

Robbins & Myers, Inc.
Employee Savings Plan

Employer Identification Number 31-0424220/ Plan Number 011

Schedule H, Line 4i – Schedule of Assets (Held at End of Year)

December 31, 2004

	Description of Investments
	Including Maturity Date
Identity of Issue, Borrower,	Rate of Interest, Collateral,			Current
Lessor or Similar Party	Par or Maturing Value	Cost		Value

Robbins & Myers, Inc. *	289,994 shares of common stock		$6,725,893	$6,910,551

The Vanguard Group, Inc.:*
Wellington Fund	253,581 shares of Registered
	Investment Company	*	*	7,655,624
Windsor Fund	434,782 shares of Registered
	Investment Company	*	*	7,856,512
Windsor II Fund	80,577 shares of Registered
	Investment Company	*	*	2,476,141
U.S. Growth Fund	195,240 shares of Registered
	Investment Company	*	*	3,158,984
Retirement Savings Trust	8,784,066 units of Common
	Collective Trust	*	*	8,784,066
500 Index Fund	70,571 shares of Registered
	Investment Company	*	*	7,878,537
International Growth Fund	65,298 shares of Registered
	Investment Company	*	*	1,231,516
Prime Money Market Fund	365,085 shares of Registered
	Investment Company	*	*	365,085
Small Cap Index Fund	116,725 shares of Registered
	Investment Company	*	*	3,130,577
Total Bond Market Index	201,792 shares of Registered
Fund	Investment Company	*	*	2,072,400
Participant Loans	Interest rates from 4.75%-9.50%			1,306,912

			$6,725,893	$52,826,905

*	Party-in-interest to the Plan.

**	Cost of asset is not required to be disclosed as investment is participant-directed.

Robbins & Myers, Inc.
Employee Savings Plan

Employer Identification Number 31-0424220/ Plan Number 011

Schedule H, Line 4j – Schedule of Reportable Transactions

Year Ended December 31, 2004

	Description				Current Value	Net
Identity of	of	Purchase	Selling	Cost of	of Asset on	Gain
Party Involved	Asset	Price	Price	Asset	Transaction Date	(Loss)

Category (iii)—A Series of Transactions in Excess of 5 Percent of Plan Assets

Robbins & Myers, Inc.	Shares of Common Stock	$1,539,253	$—	$1,539,253	$1,539,253	$—
		—	1,782,919	1,732,122	1,782,919	50,797

Note: Sections (e) and (f) are not applicable. There were no category (i), (ii), or (iv) transactions during the year.

Robbins & Myers, Inc.
Employee Savings Plan

Employer Identification Number 31-0424220/ Plan Number 011

Schedule H, Line 4a – Schedule of Delinquent Participant Contributions

Year Ended December 31, 2004

Participant Contributions	Total that Constitute
Transferred Late to the Plan	Nonexempt Prohibited Transactions

$2,465,041	$ 2,465,041